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Baker Hughes to Present at Howard Weil Energy Conference
HOUSTON, March 13, 2014 /PRNewswire/ -- Baker Hughes Incorporated (NYSE: BHI) announced today that its Chairman and Chief Executive Officer, Martin Craighead, will present at the Howard Weil Energy Conference in New Orleans on Tuesday, March 25, 2014, at 9:00 a.m. Eastern time.
The presentation materials will be available for viewing on the “Events & Presentations” page of our website at: www.bakerhughes.com/investor when the presentation begins.
Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company’s 59,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com
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CONTACTS:

Media Relations:	Christine Mathers, +1.713.439.8738, christine.mathers@bakerhughes.com
Investor Relations:	Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com